UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2015

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee	37932
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (865) 694-2700

Not applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Explanatory Note

On May 18, 2015, Scripps Networks Interactive, Inc. filed a Current Report on Form 8-K (the “Initial 8-K”) to report, among other things, the execution of an agreement (the “Revolving Loan Amendment”) to amend our existing Five-Year Competitive Advance and Revolving Credit Facility Agreement (the “Existing Credit Facility”), as previously amended, with an updated credit facility (the “Amended Revolving Credit Facility”).

This Amendment No. 1 to the Form 8-K (this “Amendment”) is being filed solely for the purpose of amending the Initial 8-K to correct the maturity date of a portion of the Amended Revolving Credit Facility. The Initial 8-K erroneously stated that we extended the maturity date of the Amended Revolving Credit Facility by one year to a scheduled maturity of March 31, 2020, with the exception of $32.5 million which remains scheduled to mature on March 31, 2015. This sentence is corrected to read that we extended the maturity date of the Amended Revolving Credit Facility by one year to a scheduled maturity of March 31, 2020, with the exception of $32.5 million which remains scheduled to mature on March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: May 18, 2015	By:	/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President and Chief Financial officer (Principal Financial and Accounting Officer)